UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 8, 2007

AirTran Holdings, Inc.

(Exact name of registrant as specified in its charter)

State of Incorporation: Nevada

Commission file number: 1-15991	I.R.S. Employer Identification No: 58-2189551

9955 AirTran Boulevard, Orlando, Florida 32827

(Address of principal executive offices) (Zip Code)

(407) 318-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other

On August 14, 2007, the registrant’s management released a press release announcing a proposal to acquire all of the issued and outstanding common stock of Midwest Air Group, Inc. pursuant to a negotiated transaction, subject to the approval of the stockholders of each company, at a proposed price of $16.25 per share based on the closing price of AirTran common stock on August 13, 2007. The consideration under the new proposal would consist of $10.00 a share in cash and 0.6056 shares of AirTran common stock. The total equity value of the proposed transaction would represent about $445 million in total value.

A copy of AirTran’s press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Press Release dated August 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AirTran Holdings, Inc.
Date: August 14, 2007	(Registrant) /s/ Stanley J. Gadek Stanley J. Gadek Senior Vice President Finance and Chief Financial Officer (Principal Accounting and Financial Officer)

Exhibit Index

Exhibit No.	Description

EX-99.1	Press Release dated August 14, 2007.